UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Columbia Funds Variable Insurance Trust

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO – LAZARD INTERNATIONAL EQUITY ADVANTAGE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE INSURANCE TRUST

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

            , 2016

As a shareholder of the Variable Portfolio – Lazard International Equity Advantage Fund (the “Fund”), a series of Columbia Funds Variable Insurance Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the renaming of the Fund and related changes, including the approval of a new subadviser. The Fund’s Board of Trustees (the “Board”) approved: (i) a change to the Fund’s name from Variable Portfolio - Pyrford International Equity Fund to Variable Portfolio - Lazard International Equity Advantage Fund; (ii) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Pyrford International Ltd. (the “Former Subadviser”); (iii) a subadvisory agreement between the Investment Manager and Lazard Asset Management LLC (“Lazard”); and (iv) a modification to the Fund’s principal investment strategies and principal risks to reflect Lazard’s investment process.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of the subadviser change is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least             , 2016. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by             , 2017. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6596-4 A (7/16)

VARIABLE PORTFOLIO - LAZARD INTERNATIONAL EQUITY ADVANTAGE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE INSURANCE TRUST

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about             , 2016. This Information Statement is being made available to shareholders of Variable Portfolio - Lazard International Equity Advantage Fund (formerly, Variable Portfolio - Pyrford International Equity Fund) (the “Fund”), a series of Columbia Funds Variable Insurance Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a Management Agreement dated July 1, 2015, and amended and restated as of April 25, 2016 effective as of May 1, 2016. Prior to May 1, 2016, the Investment Manager served as investment manager to the Fund pursuant to an Investment Management Services Agreement dated May 1, 2010, and amended April 30, 2013, and most recently renewed by the Board at a meeting held on June 10, 2016 (the “June 2016 Meeting”). Also at the Board’s June 2015 Meeting, in addition to the approval of the renewal of the Fund’s Investment Management Services Agreement, the Board approved the combination of the Fund’s Investment Management Services Agreement with the Fund’s Administrative Services Agreement into the Fund’s Management Agreement, each with the Investment Manager, that became effective for the Fund on May 1, 2016. As a result of this combination, effective May 1, 2016, the Fund’s management fees reflect the combined advisory fees and administrative service fees under the two agreements as of such date.

Under the Management Agreement, the Investment Manager monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by the Investment Manager, and provide related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with the policies of both the fund and the Investment Manager.

LAZARD ASSET MANAGEMENT LLC AND THE NEW SUBADVISORY AGREEMENT

The Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of the Investment Manager to (i) change the Fund’s name from Variable Portfolio - Pyrford International Equity Fund to Variable Portfolio - Lazard International Equity Advantage Fund; (ii) terminate the subadvisory agreement between the Investment Manager and Pyrford International Ltd. (the “Former Subadviser”); (iii) approve a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Lazard Asset Management LLC (“Lazard”); and (iv) modify the Fund’s principal investment strategies and principal risks to reflect Lazard’s investment process. The Subadvisory Agreement went into effect on May 1, 2016. Prior to May 1, 2016, the Fund had been subadvised by the Former Subadviser since the Fund’s inception on April 30, 2013.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Lazard

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio - Lazard International Equity Advantage Fund

Net Assets (billions)	Annual rate at each asset level*
First $0.5	0.87%
Next $0.5	0.82%
Next $0.5	0.77%
Next $1.5	0.72%
Next $3	0.70%
Next $6	0.68%
Over $12	0.67%

*	This rate reflects combined management and administrative services fees.

The table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays Lazard a fee out of its own assets, calculated at the following rates:

•	0.40% on the first $75 million, gradually reducing to 0.20% as assets increase

The Investment Manager paid the Former Subadviser a fee out of its own assets under the former subadvisory agreement with the Former Subadviser at the rate of:

•	0.70% on the first $50 million, gradually reducing to 0.20% as assets increase

Fees paid by the Fund to the Investment Manager for the period from January 1, 2016 through April 29, 2016*	Fees paid by the Investment Manager to the Former Subadviser for the period from January 1, 2016 to April 29, 2016	Estimated fees
that would
have been
paid by the
Investment
Manager to
Lazard had
the
Subadvisory
Agreement
with Lazard
been in effect
for the period
from
January 1,
2016 to
April 29, 2016
and based on
the assets in
the Fund
during this
time period **	Estimated
difference
between the
fees paid to the
Former
Subadviser and
the fees that
would have
been paid to
Lazard for the
period from
January 1,
2016 to
April 29, 2016
and based on
the assets in
the Fund
during this
time period**
Variable Portfolio - Lazard International Equity Advantage Fund (fiscal year ended 12/31/15)	$3,038,571.49	$1,067,523.70	$928,398.37	($139,125.32)

*	The Investment Manager uses these fees to pay the subadviser.
**	These amounts are based upon monthly average net assets.

INFORMATION ABOUT LAZARD

Lazard and its predecessors were founded in 1970 as an investment management company in New York. Lazard’s parent company is Lazard Frères & Co. LLC, located at 30 Rockefeller Plaza, New York, NY 10112. On January 13, 2003, Lazard was established as a separate subsidiary of Lazard Frères & Co. LLC and succeeded to the entire investment management business previously conducted as a division of Lazard Frères & Co. LLC. Lazard is a Delaware limited liability company and a wholly owned subsidiary of Lazard Frères & Co. LLC, a New York limited liability company with one member, Lazard Group LLC, a Delaware limited liability company. Interests of Lazard Group LLC are indirectly held by Lazard Ltd, a Bermuda corporation whose shares that are publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “LAZ.” Lazard has 45 years of subadvisory experience. As of March 31, 2016, Lazard had approximately $171.9 billion in assets under management. Lazard’s principal offices are located at 30 Rockefeller Plaza, 55th Floor, New York, NY 10112.

The following table provides information on the principal executive officers and directors of Lazard.

Name	Title/Responsibilities	Address
Gerald Bruce Mazzari	Chief Operating Officer	30 Rockefeller Plaza, 55th Floor, New York, NY 10112
Nathan Abraham Paul	General Counsel	30 Rockefeller Plaza, 55th Floor, New York, NY 10112
Ashish Bhutani	Director, Chief Executive Officer	30 Rockefeller Plaza, 55th Floor, New York, NY 10112

Name	Title/Responsibilities	Address
Kenneth Marc Jacobs	Director	30 Rockefeller Plaza, 55th Floor, New York, NY 10112
Alexander Franz Stern	Director	30 Rockefeller Plaza, 55th Floor, New York, NY 10112
Mark Richard Anderson	Chief Compliance Officer	30 Rockefeller Plaza, 55th Floor, New York, NY 10112

Other Fund with Similar Investment Objectives Managed by Lazard

Name	Assets Managed by Lazard as of December 31, 2015	Fee Rate Paid to Lazard
HC Capital Trust	$281.6 Million	0.40% on First $75 MM, 0.35% thereafter

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

The Board, including all of the Independent Trustees of the Trust, unanimously approved the proposal to (i) change the Fund’s name from Variable Portfolio - Pyrford international Equity Fund to Variable Portfolio - Lazard International Equity Advantage Fund; (ii) terminate the subadvisory agreement between the Investment Manager and the Former Subadviser; (iii) approve the proposed Subadvisory Agreement between the Investment Manager and Lazard; and (iv) modify the Fund’s principal investment strategies and principal risks to reflect Lazard’s investment process (collectively, the “Lazard Proposals”). Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also noted its consideration and approval of advisory and subadvisory agreements for annual renewal purposes at its June 2015 Meeting and, in that connection, independent legal counsel’s discussion of their responsibilities pursuant to Section 15(c) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with Lazard. The Board and its Compliance Committee held discussions with the Investment Manager and reviewed and considered various written materials and oral presentations in connection with Lazard’s proposed services, including with respect to the nature, extent and quality of services, profitability and fees and expenses, investment strategy/style, performance and trading practices and the code of ethics and compliance program of Lazard. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Lazard Proposals.

Nature, Extent and Quality of Services to be provided by Lazard

The Board considered its analysis of the reports and presentations, detailing the services proposed to be performed by Lazard as subadviser for the Fund, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel.

The Board observed that Lazard’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined by the Investment Manager’s Asset Management Compliance to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of Lazard and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board reviewed Lazard’s investment approach and experience of the portfolio managers. The Board also noted the information provided by the Investment Manager regarding Lazard’s personnel, its risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement, including that the relatively broad scope of services required to be performed by Lazard was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board also considered, in this regard, the proposed termination of the Former Subadviser and the Investment Manager’s explanation that the termination was due to an effort to improve the Fund’s performance and to employ a strategy that is complementary to the other subadvised international core fund. In that regard, the Board recalled the search process undertaken by the Investment Manager to identify a prospective successor subadviser.

Investment Performance of Lazard

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment management agreements. The Board considered Lazard’s investment performance, noting that Lazard delivered solid performance results over 1-, 3- and 5-year periods using a strategy substantially similar to that proposed for the Fund, outperforming the Former Subadviser’s strategy.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that Lazard was in a position to provide a high quality level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to Lazard would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by Lazard to other clients, observing that the proposed subadvisory fees are generally in line with subadvisory fees paid by the Investment Manager to subadvisers of other similar funds. The Board also considered the expected minor increase in profitability of the Investment Manager and its affiliates based on current asset levels in connection with the hiring of Lazard (as compared with fees paid to the Former Subadviser) and concluded that the Investment Manager’s profitability levels remained within the reasonable ranges of profitability levels reported at the June Meeting.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered that the proposed subadvisory fees are not paid by the Fund and that the Fund’s fee structure was not proposed to change (as there was no proposed change in level of service to be performed by the Investment Manager). The Board thus observed that the Management Agreement would be unaffected by the subadviser change and continues to provide for lower Fund fees as assets increase at pre-established breakpoints, all of which have not been surpassed. The Board concluded that, after taking into account the subadviser change, the Fund would continue to have opportunities to share economies of scale with shareholders.

Conclusion

The Committee and the Board reviewed all of the above considerations in reaching their decisions to recommend or approve the proposed subadvisory agreement. No single item was identified as paramount or controlling, and individual Trustees may have attributed different weights to various factors. Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent legal counsel, the Board, including all of the Independent Trustees, voting separately, approved the subadvisory agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of April 30, 2016, the Investment Manager, through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned over 97% of the outstanding shares.

As of April 30, 2016, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

S-6596-3 A (7/16)